Filed Pursuant To Rule 433 Registration No. 333-209926 March 18, 2016

SPDR® ETF Trading Report

January 2016

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
US Core														
SPY	SPDR S&P 500® ETF	0.01	0.01	0.01	195,417,591	38,207,296,767	135,909,522	10,118	13,806	1,809,231	2,758,301	268	1.30	318,200,295
MDY	SPDR S&P MidCap 400® ETF	0.05	0.02	0.05	4,098,751	986,648,751	2,433,183	1,986	1,728	401,292	429,857	134	1.30	6,067,752
SLY	SPDR S&P 600 Small Cap ETF	0.24	0.27	0.23	36,511	3,495,783	23,931	3,072	3,222	258,092	314,113	157	1.30	21,769
DIA	SPDR Dow Jones Industrial Average ETF	0.01	0.01	0.01	11,661,630	1,916,598,752	7,603,127	3,104	2,844	413,863	483,224	195	1.30	8,047,724
THRK	SPDR Russell 3000 ETF	0.53	0.37	0.40	5,357	837,521	4,531	2,331	2,621	311,492	391,918	101	1.10	8,388
TWOK	SPDR Russell 2000 ETF	0.16	0.26	0.21	25,956	1,659,183	36,303	4,195	4,245	271,809	288,066	197	1.50	3,310
ONEK	SPDR Russell 1000 ETF	0.22	0.24	0.21	2,636	272,733	3,220	3,079	3,254	296,027	308,740	82	1.00	733
RSCO	SPDR Russell Small Cap Completeness ETF	0.38	0.55	0.39	2,751	220,962	2,717	5,003	5,050	240,055	387,588	124	1.20	6,086
SPYX	SPDR S&P 500 Fossil Fuel Free ETF	0.16	0.34	0.09	5,887	310,980	22,122	2,849	2,139	115,769	105,709	191	1.00	27,269
US Style														
SPYG	SPDR S&P 500 Growth ETF	0.15	0.16	0.16	41,149	4,068,850	33,980	1,775	2,225	148,255	220,164	114	1.30	23,211
SPYV	SPDR S&P 500 Value ETF	0.09	0.10	0.09	20,349	1,909,421	14,497	2,884	2,222	163,439	208,779	139	1.20	15,301
MDYG	SPDR S&P 400 Mid Cap Growth ETF	0.30	0.28	0.30	31,471	3,551,832	23,638	3,618	3,521	354,311	408,436	130	1.30	7,003
MDYV	SPDR S&P 400 Mid Cap Value ETF	0.26	0.36	0.26	19,668	1,433,542	16,577	6,770	6,717	403,640	510,223	129	1.30	9,455
SLYG	SPDR S&P 600 Small Cap Growth ETF	0.44	0.28	0.43	34,510	5,871,142	24,991	2,603	2,815	391,309	488,712	78	1.40	24,566
SLYV	SPDR S&P 600 Small Cap Value ETF	0.22	0.26	0.23	42,070	3,733,266	32,734	4,297	3,674	311,143	342,233	91	1.50	15,477
US Sector														
XLY	Consumer Discretionary Select Sector SPDR ETF	0.01	0.01	0.01	11,874,711	890,697,077	8,334,278	3,664	5,187	281,406	399,451	162	1.30	19,919,054
XLP	Consumer Staples Select Sector SPDR ETF	0.01	0.02	0.01	16,770,528	866,086,357	11,213,175	29,165	34,399	1,515,324	1,703,782	354	1.00	28,415,307
XLE	Energy Select Sector SPDR ETF	0.01	0.02	0.01	32,351,199	1,831,975,134	23,649,697	5,622	6,063	312,982	367,297	172	2.50	49,119,799
XLF	Financial Select Sector SPDR ETF	0.01	0.05	0.01	68,725,395	1,571,598,793	48,664,541	683,510	866,209	15,269,268	20,070,063	1,477	1.40	143,207,802
XLV	Health Care Select Sector SPDR ETF	0.01	0.02	0.01	17,487,805	1,261,734,728	12,464,875	5,122	6,270	361,547	437,897	217	1.30	67,305,035
XLI	Industrial Select Sector SPDR ETF	0.01	0.02	0.01	16,258,073	838,779,012	13,455,020	15,196	23,165	834,769	1,210,603	267	1.20	38,256,327

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS.
SPDR

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
US Sector (cont'd)														
XLB	Materials Select Sector SPDR ETF	0.01	0.03	0.01	9,869,630	403,829,930	7,477,430	12,659	14,966	528,798	637,552	235	1.50	24,043,584
XLK	Technology Select Sector SPDR ETF	0.01	0.02	0.01	17,941,144	762,878,833	12,591,542	48,908	68,052	2,079,722	2,869,072	338	1.50	17,493,184
XLU	Utilities Select Sector SPDR ETF	0.01	0.02	0.01	15,361,555	696,496,917	12,439,085	18,662	19,861	812,226	855,810	272	0.80	42,714,395
XLFS	Financial Services Select Sector SPDR Fund	0.05	0.17	0.05	5,359	166,650	11,494	7,165	7,567	231,259	235,334	233	1.50	6,904
XLRE	Real Estate Select Sector SPDR Fund	0.16	0.54	0.08	1,973	68,446	6,901	10,644	6,267	286,622	189,577	120	1.40	30,718
US Industry														
KBE	SPDR S&P Bank ETF	0.01	0.04	0.01	4,294,446	128,684,125	2,777,199	9,090	8,864	292,717	289,587	214	1.70	6,434,999
KCE	SPDR S&P Capital Markets ETF	0.03	0.08	0.03	78,964	3,218,161	31,574	1,061	1,124	53,372	46,646	146	1.80	10,533
KIE	SPDR S&P Insurance ETF	0.04	0.05	0.03	159,968	10,584,563	146,896	2,034	2,129	178,965	146,284	141	1.10	1,548,060
KRE	SPDR S&P Regional Banking ETF	0.01	0.03	0.01	9,288,599	347,343,956	6,063,235	5,127	5,072	229,261	205,872	177	1.70	31,739,184
XBI	SPDR S&P Biotech ETF	0.05	0.10	0.06	9,424,448	544,317,937	4,903,703	660	735	42,925	45,599	152	3.30	39,358,393
XHB	SPDR S&P Homebuilders ETF	0.01	0.04	0.01	5,458,299	169,446,809	3,659,245	7,471	7,547	260,072	250,409	190	1.60	14,092,011
XME	SPDR S&P Metals & Mining ETF	0.01	0.08	0.01	2,435,016	33,286,799	2,112,231	9,435	9,401	130,224	140,169	195	2.30	11,256,147
XES	SPDR S&P Oil & Gas Equip & Services ETF	0.02	0.13	0.02	474,396	7,336,563	454,204	15,987	15,876	242,804	287,991	208	3.40	183,898
XITK	SPDR FactSet Innovative Technology ETF	0.06	0.13	0.06	570	30,367	570	517	517	26,520	25,343	119	0.70	—
XOP	SPDR S&P Oil & Gas Exploration & Production ETF	0.01	0.04	0.01	23,196,447	621,654,757	16,031,526	5,580	5,144	149,672	158,281	209	3.40	33,814,980
XPH	SPDR S&P Pharmaceuticals ETF	0.06	0.13	0.06	200,286	9,427,233	161,909	4,444	3,221	184,448	160,019	130	2.30	2,062,618
XRT	SPDR S&P Retail ETF	0.01	0.03	0.01	4,570,701	187,385,555	4,557,592	3,594	4,183	148,925	180,371	160	1.40	24,681,137
XSD	SPDR S&P Semiconductors ETF	0.04	0.10	0.04	201,005	8,193,711	166,358	4,040	4,838	188,668	204,986	194	1.90	983,977
XHE	SPDR S&P Health Care Equipment ETF	0.16	0.40	0.16	8,651	386,389	6,505	2,411	2,228	92,246	98,166	197	1.30	8,477
XTL	SPDR S&P Telecom ETF	0.13	0.26	0.12	7,165	402,768	4,605	3,614	4,077	206,813	221,952	199	1.60	1,528
XAR	SPDR S&P Aerospace & Defense ETF	0.09	0.17	0.09	23,568	1,221,139	22,383	768	1,243	42,070	64,984	185	1.20	15,131
XHS	SPDR S&P Health Care Services ETF	0.09	0.17	0.08	22,932	1,281,201	24,905	625	708	57,026	39,825	138	1.50	16,828
XSW	SPDR S&P Software & Services ETF	0.11	0.23	0.11	5,924	302,896	4,537	2,002	2,448	116,688	120,099	186	1.60	3,780
XTN	SPDR S&P Transportation ETF	0.05	0.13	0.05	80,861	3,289,364	74,875	1,609	1,104	158,174	47,052	206	1.80	458,306
MTK	SPDR Morgan Stanley Technology ETF	0.10	0.20	0.09	22,801	1,186,362	21,054	4,692	4,362	253,993	231,448	135	1.50	2,022

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

State Street Global Advisors

2

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Real Estate Equities														
RWR	SPDR Dow Jones REIT ETF	0.04	0.05	0.04	469,439	42,237,575	322,297	3,964	4,226	324,443	377,973	129	1.30	118,139
RWO	SPDR Dow Jones Global Real Estate ETF	0.06	0.14	0.06	365,218	16,668,194	255,959	1,188	1,384	43,004	63,373	181	1.20	185,477
RWX	SPDR Dow Jones Intl. Real Estate ETF	0.03	0.07	0.03	1,154,821	43,655,484	792,734	1,704	1,581	77,897	60,710	224	1.20	329,141
Global Equities														
DGT	SPDR Global Dow ETF	0.37	0.62	0.37	3,564	242,715	5,745	772	636	44,729	41,423	194	1.50	2,368
GII	SPDR S&P Global Infrastructure ETF	0.32	0.81	0.30	9,736	413,767	22,982	1,644	1,049	56,751	44,299	177	1.50	6,797
GNR	SPDR S&P Global Natural Resources ETF	0.07	0.26	0.07	126,157	3,773,280	168,116	1,971	2,413	47,366	78,278	218	1.70	190,612
CWI	SPDR MSCI ACWI ex-US ETF	0.03	0.09	0.03	397,639	11,440,305	308,005	2,036	2,003	65,436	60,791	224	1.40	358,685
ACIM	SPDR MSCI ACWI IMI ETF	0.91	1.58	1.07	4,989	357,968	4,100	432	528	23,243	32,219	254	1.40	729
GWL	SPDR S&P World ex-US ETF	0.04	0.17	0.04	261,925	6,347,842	211,539	5,298	3,965	86,973	100,830	274	1.40	77,920
MDD	SPDR S&P International Mid Cap ETF	0.52	1.92	0.51	19,660	550,348	12,417	559	592	13,807	16,842	162	1.40	12,037
GWX	SPDR S&P International Small Cap ETF	0.07	0.26	0.08	214,084	5,759,088	152,370	744	952	25,269	26,466	280	1.20	86,099
LOWC	SPDR MSCI ACWI Low Carbon Target ETF	0.05	0.08	0.06	1,091	85,959	715	1,121	1,197	69,561	82,569	154	1.20	11,467
International Developed Equities — Region/Country														
JSC	SPDR Russell/Nomura Small Cap™ Japan ETF	0.31	0.63	0.33	11,219	596,654	5,099	659	716	48,076	36,516	233	1.10	797
JPP	SPDR Russell/Nomura PRIME™ Japan ETF	0.21	0.47	0.24	6,914	351,865	4,435	761	909	39,366	41,260	204	1.40	9,704
FEZ	SPDR DJ Euro STOXX 50 ETF	0.01	0.03	0.01	4,582,693	151,134,287	2,826,532	32,717	27,394	1,056,960	922,904	368	1.50	642,829
FEU	SPDR DJ STOXX 50 ETF	0.07	0.23	0.07	55,910	1,828,203	48,100	1,692	1,436	53,706	45,378	213	1.40	23,144
SMEZ	SPDR EURO STOXX Small Cap ETF	0.24	0.54	0.22	13,667	647,074	14,596	403	358	15,212	17,066	191	1.20	15,976
HFEZ	SPDR EURO STOXX 50 Currency Hedged ETF	0.07	0.21	0.09	7,544	240,498	6,928	317	549	8,674	19,429	674	1.80	6,831
HREX	SPDR MSCI International Real Estate Currency Hedged ETF	0.11	0.30	0.11	165	5,225	134	300	903	11,068	35,479	98	9.10	75
HDWX	SPDR S&P International Dividend Currency Hedged ETF	0.14	0.39	0.13	306	11,786	160	104	117	4,259	4,218	84	4.70	122
Emerging Market Equities														
EMBB	SPDR MSCI EM Beyond BRIC ETF	0.88	2.02	0.79	202	10,338	124	692	692	23,620	30,891	—	2.20	207
EMFT	SPDR MSCI EM 50 ETF	0.57	1.65	0.80	259	11,759	276	1,084	1,077	69,341	41,432	10	3.50	996
GMM	SPDR S&P Emerging Markets ETF	0.16	0.33	0.15	43,685	2,125,933	49,075	1,061	803	45,410	41,812	244	1.70	14,796

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

State Street Global Advisors

3

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Emerging Market Equities (cont'd)														
GML	SPDR S&P Emerging Latin America ETF	0.25	0.76	0.31	2,786	98,340	5,260	385	414	15,213	14,954	138	1.60	12,798
GAF	SPDR S&P Emerging Middle East & Africa ETF	0.67	1.52	0.72	13,035	597,415	8,522	298	669	13,501	32,634	58	2.20	479
GUR	SPDR S&P Emerging Europe ETF	0.25	1.15	0.19	13,693	305,497	11,477	370	605	7,976	13,770	95	2.00	10,105
GMF	SPDR S&P Emerging Asia Pacific ETF	0.16	0.23	0.16	52,088	3,634,554	38,677	1,069	933	76,947	67,633	129	1.60	33,177
EWX	SPDR S&P Emerging Markets Small Cap ETF	0.09	0.25	0.07	92,176	3,374,683	90,291	1,332	905	37,794	33,757	162	1.40	70,058
BIK	SPDR S&P BRIC 40 ETF	0.04	0.23	0.05	24,826	445,182	19,999	609	641	12,312	11,852	211	1.60	11,614
GXC	SPDR S&P China ETF	0.09	0.14	0.10	223,743	15,080,003	119,995	661	688	49,655	48,071	129	1.90	37,434
RBL	SPDR S&P Russia ETF	0.05	0.40	0.06	17,520	236,680	10,119	1,575	1,365	16,045	18,837	278	2.30	15,877
XINA	SPDR MSCI China A Shares IMI ETF	0.12	0.53	0.07	982	27,890	2,393	340	351	7,446	9,066	211	4.20	—
International Sector Equities														
IPD	SPDR S&P International Consumer Discretionary Sector ETF	0.29	0.84	0.30	7,265	264,773	4,037	527	582	21,057	20,847	139	1.60	6,981
IPS	SPDR S&P International Consumer Staples Sector ETF	0.25	0.62	0.22	5,341	233,209	4,503	821	763	33,279	30,871	210	1.20	303
IPW	SPDR S&P International Energy Sector ETF	0.05	0.38	0.07	25,212	365,367	16,723	1,212	1,552	11,584	23,327	170	2.70	75,050
IPF	SPDR S&P International Financial Sector ETF	0.57	3.24	0.49	13,508	241,888	6,376	1,180	1,164	15,015	21,499	196	1.80	17,023
IRY	SPDR S&P International Health Care Sector ETF	0.17	0.36	0.16	10,265	517,891	6,575	577	518	36,100	25,247	146	1.30	557
IPN	SPDR S&P International Industrial Sector ETF	0.09	0.36	0.09	16,931	461,716	7,674	1,510	1,419	39,663	38,199	246	1.30	3,874
IRV	SPDR S&P International Materials Sector ETF	0.07	0.49	0.08	2,999	46,756	1,601	2,223	2,076	39,705	33,341	66	2.10	2,234
IPK	SPDR S&P International Technology Sector ETF	0.34	1.18	0.34	3,013	110,792	2,540	595	673	24,725	20,749	200	1.20	2,289
IST	SPDR S&P International Telecommunications Sector ETF	0.12	0.52	0.12	7,263	186,515	4,106	837	770	14,891	18,873	141	1.20	169
IPU	SPDR S&P International Utilities Sector ETF	0.07	0.43	0.07	3,902	66,799	4,096	722	929	13,200	14,883	135	1.00	5,523
Advanced Beta — Income														
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.04	0.18	0.04	131,147	2,904,627	122,538	885	945	29,027	22,699	232	1.60	2,679
DWX	SPDR International Dividend ETF	0.04	0.12	0.04	200,733	6,316,453	221,759	1,378	1,279	46,016	42,629	190	1.60	206,440
SDY	SPDR S&P Dividend ETF	0.02	0.03	0.03	1,465,724	104,342,497	1,151,345	4,055	5,305	348,810	390,342	170	1.10	497,260
WDIV	SPDR S&P Global Dividend ETF	0.10	0.19	0.10	23,357	1,291,691	14,620	485	575	28,521	32,154	131	1.20	10,925
SPYD	SPDR S&P 500 High Dividend ETF	0.06	0.22	0.05	16,308	506,347	11,505	14,308	14,190	331,716	410,942	433	1.10	1,676

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

State Street Global Advisors

4

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Advanced Beta — Multi Factor														
QAUS	SPDR MSCI Australia Quality Mix ETF	0.04	0.10	0.04	1,051	52,187	1,566	1,008	1,008	41,061	44,050	93	2.50	1
QCAN	SPDR MSCI Canada Quality Mix ETF	0.07	0.17	0.06	4,533	200,273	3,272	1,029	1,004	40,371	43,945	177	1.80	724
QDEU	SPDR MSCI Germany Quality Mix ETF	0.06	0.12	0.07	595	32,182	2,111	992	990	46,586	50,797	103	1.90	60
QJPN	SPDR MSCI Japan Quality Mix ETF	0.25	0.41	0.23	7,348	472,368	2,613	584	589	35,892	36,335	164	1.30	2,980
QESP	SPDR MSCI Spain Quality Mix ETF	0.04	0.09	0.04	163	8,193	244	1,000	1,002	39,320	43,827	51	3.50	26
QGBR	SPDR MSCI United Kingdom Quality Mix ETF	0.08	0.17	0.08	127	4,687	86	1,005	1,004	46,813	49,959	60	2.30	943
QEFA	SPDR MSCI EAFE Quality Mix ETF	0.86	1.72	0.60	1,241	69,615	1,692	1,699	1,168	77,462	63,492	91	1.60	1,575
QMEX	SPDR MSCI Mexico Quality Mix ETF	0.06	0.29	0.06	615	20,549	512	866	860	15,695	18,714	128	2.30	34,842
QKOR	SPDR MSCI Korea Quality Mix ETF	0.11	0.47	0.11	46	1,477	468	673	909	18,832	23,279	23	3.20	22,359
QTWN	SPDR MSCI Taiwan Quality Mix ETF	0.18	0.38	0.23	93	4,946	100	797	681	35,673	32,974	49	4.20	896
QWLD	SPDR MSCI World Quality Mix ETF	0.53	0.94	0.67	333	26,568	304	646	553	26,142	32,727	24	2.40	443
QEMM	SPDR MSCI Emerging Markets Quality Mix ETF	0.36	0.86	0.40	38,155	1,688,000	23,670	2,064	1,285	70,313	58,288	199	1.40	75,753
QUS	SPDR MSCI USA Quality Mix ETF	0.09	0.15	0.06	202	13,171	691	1,013	2,294	50,342	136,103	72	2.60	1,379
Advanced Beta — Single Factor														
SPYB	SPDR S&P 500 Buyback ETF	0.05	0.12	0.05	561	36,794	1,453	2,926	2,799	118,702	131,721	50	1.30	8,300
VLU	SPDR S&P 1500 Value Tilt ETF	0.50	0.70	0.51	646	55,307	271	4,755	5,169	332,973	379,146	41	1.20	5,476
MMTM	SPDR S&P 1500 Momentum Tilt ETF	0.43	0.52	0.55	1,468	141,637	1,681	732	3,400	196,353	298,486	78	1.10	4,731
LGLV	SPDR Russell 1000 Low Volatility ETF	0.35	0.50	0.38	2,529	208,933	2,052	1,571	1,394	111,834	101,734	146	1.30	1,338
SMLV	SPDR Russell 2000 Low Volatility ETF	0.29	0.42	0.29	5,043	372,534	3,899	2,575	2,995	185,425	220,043	98	1.30	11,436
ONEY	SPDR Russell 1000 Yield Focus ETF	0.08	0.15	0.08	179	9,641	91,177	4,734	2,322	260,764	138,972	65	4.80	400
ONEO	SPDR Russell 1000 Momentum Focus ETF	0.11	0.20	0.09	181	8,936	91,098	4,120	2,317	248,437	138,765	70	6.10	403
ONEV	SPDR Russell 1000 Low Volatility Focus ETF	0.08	0.15	0.08	343	23,612	91,479	2,669	1,886	121,080	113,462	120	2.10	3,570
Advanced Beta — Fixed Income														
CBND	SPDR Barclays Issuer Scored Corporate Bond ETF	0.11	0.34	0.15	5,389	187,533	7,390	766	1,194	28,506	37,384	91	0.30	11,064
Fixed Income — US Government														
BIL	SPDR Barclays 1–3 Month T-Bill ETF	0.01	0.02	0.01	2,615,690	120,414,872	2,112,882	2,817,673	3,512,065	137,871,696	160,431,129	4,486	0.00	700,925
ITE	SPDR Barclays Intermediate Term Treasury ETF	0.03	0.06	0.04	102,282	6,280,662	162,527	82,951	64,866	2,811,300	3,898,447	333	0.10	25,193
TLO	SPDR Barclays Long Term Treasury ETF	0.07	0.10	0.09	92,055	6,762,144	104,456	17,117	14,162	820,853	998,704	251	0.60	46,150
IPE	SPDR Barclays TIPS ETF	0.07	0.12	0.05	49,547	2,842,935	36,704	19,039	10,931	1,009,195	600,768	283	0.20	24,251

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

State Street Global Advisors

5

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Fixed Income — US Government (cont'd)														
SST	SPDR Barclays Short Term Treasury ETF	0.08	0.26	0.07	21,648	722,485	30,505	1,836	1,592	60,823	47,999	367	0.10	5,818
SIPE	SPDR Barclays 0–5 Year TIPS ETF	0.15	0.77	0.14	1,199	28,267	849	5,089	4,905	53,514	94,765	41	0.40	594
TIPX	SPDR Barclays 1–10 Year TIPS ETF	0.04	0.21	0.03	4,467	101,855	6,534	3,976	3,586	61,880	68,242	303	0.20	23,038
Fixed Income — US Investment Grade Corporates														
SCPB	SPDR Barclays Short Term Corporate Bond ETF	0.01	0.03	0.01	1,346,184	41,446,952	969,059	10,467	20,647	531,818	628,701	423	0.10	670,715
ITR	SPDR Barclays Term Corporate Bond ETF	0.03	0.09	0.03	233,572	8,073,529	168,509	1,959	15,525	62,142	522,882	185	0.10	20,817
LWC	SPDR Barclays Long Term Corporate Bond ETF	0.14	0.37	0.14	36,551	1,433,515	72,412	4,423	3,368	121,351	127,378	187	0.30	4,327
FLRN	SPDR Barclays Investment Grade Floating Rate ETF	0.04	0.13	0.04	45,799	1,430,213	36,692	1,279	1,321	164,880	40,198	637	0.10	24,031
Fixed Income — High Yield														
JNK	SPDR Barclays High Yield Bond ETF	0.01	0.03	0.01	16,089,777	534,576,793	13,792,389	38,285	49,262	1,269,925	1,682,297	537	0.60	35,891,884
SJNK	SPDR Barclays Short Term High Yield Bond ETF	0.01	0.04	0.01	1,934,209	49,373,325	1,954,605	6,849	8,997	180,128	232,752	366	0.40	943,309
IJNK	SPDR Barclays International High Yield Bond ETF	0.23	1.10	0.25	2,306	57,769	4,697	1,068	1,763	25,987	38,116	151	1.00	678
CJNK	SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	0.24	0.99	0.24	6,285	166,321	7,848	1,033	3,582	25,527	87,902	139	0.40	656
Fixed Income — US Mortgage														
MBG	SPDR Barclays Mortgage Bond ETF	0.09	0.34	0.07	22,383	632,090	25,327	1,398	2,194	26,512	58,931	297	0.20	14,101
Fixed Income — US Aggregate														
BNDS	SPDR Barclays Aggregate Bond ETF	0.03	0.06	0.04	128,582	7,595,737	71,000	743	1,035	46,239	59,357	230	0.20	62,207
Fixed Income — Hybrids														
CWB	SPDR Barclays Convertible Securities ETF	0.02	0.04	0.02	1,426,884	61,483,093	1,066,462	3,217	3,152	137,787	138,688	173	0.80	1,330,206
PSK	SPDR Wells Fargo Preferred Stock ETF	0.08	0.18	0.07	175,102	7,881,767	144,194	1,430	1,150	42,005	51,336	193	0.30	26,693
Fixed Income — Municipal														
SHM	SPDR Nuveen Barclays Short Term Municipal Bond ETF	0.01	0.05	0.01	975,187	24,105,920	707,118	22,793	25,057	457,565	610,389	411	0.10	199,715
TFI	SPDR Nuveen Barclays Municipal Bond ETF	0.01	0.05	0.01	679,196	16,951,739	441,412	4,377	5,600	110,909	136,416	239	0.20	163,468
CXA	SPDR NuveenBarclays California Municipal Bond ETF	0.07	0.28	0.07	26,027	677,314	20,868	1,583	1,579	30,282	38,322	224	0.20	15,738
INY	SPDR Nuveen Barclays New York Municipal Bond ETF	0.19	0.80	0.28	3,339	91,762	3,436	2,108	2,365	54,039	55,861	150	0.30	18,175

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

State Street Global Advisors

6

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Fixed Income — Municipal (Cont'd)														
BABS	SPDR Nuveen Barclays Build America Bond ETF	0.50	0.81	0.43	5,724	374,778	4,484	823	645	72,835	38,752	118	0.70	3,839
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	0.07	0.12	0.07	101,664	5,919,065	113,676	903	951	44,070	53,950	157	0.10	11,624
Fixed Income — International														
WIP	SPDR DB International Government Inflation-Protected Bond ETF	0.07	0.14	0.08	80,245	4,158,183	104,886	1,994	2,124	109,930	109,067	135	0.20	321,966
BWZ	SPDR Barclays Short Term International Treasury Bond ETF	0.06	0.21	0.06	18,723	599,381	45,573	2,141	2,379	69,128	70,751	219	0.30	10,803
BWX	SPDR Barclays International Treasury Bond ETF	0.04	0.07	0.04	691,333	36,032,285	441,566	4,844	3,945	201,767	203,128	223	0.20	27,830
IBND	SPDR Barclays International Corporate Bond ETF	0.09	0.29	0.08	60,191	1,900,714	64,021	638	951	29,113	29,215	186	0.40	6,673
EMCD	SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF	0.51	1.94	0.54	2,350	74,452	2,843	1,852	2,236	55,840	60,685	88	1.40	2,007
EBND	SPDR Barclays Capital Emerging Markets Local Bond ETF	0.18	0.74	0.17	25,130	625,393	24,580	2,783	3,237	74,523	80,083	265	0.50	1,858
Commodity														
GLD®	SPDR Gold Shares	0.01	0.01	0.01	7,353,296	803,423,374	5,890,199	6,708	6,659	650,371	691,604	206	0.80	9,192,719
NANR	SPDR S&P North American Natural Resources ETF	0.05	0.23	0.08	73,279	1,782,584	460,412	5,209	6,550	87,924	161,851	204	1.80	21,379
Active — Asset Allocation														
RLY	SPDR SSgA Multi-Asset Real Return ETF	0.05	0.23	0.05	46,181	1,182,044	62,289	19,410	19,033	408,437	426,530	152	0.90	501
INKM	SPDR SSgA Income Allocation ETF	0.05	0.19	0.06	11,090	329,779	13,600	5,150	3,911	212,493	116,665	160	0.60	3,575
GAL	SPDR SSgA Global Allocation ETF	0.09	0.30	0.08	56,355	1,847,922	74,675	25,350	19,657	682,007	649,271	347	0.80	4,686
Active — Equity														
SYE	SPDR MFS Systematic Core Equity ETF	0.27	0.49	0.26	1,584	95,060	1,416	2,115	2,269	75,555	130,808	150	1.30	1,040
SYG	SPDR MFS Systematic Growth Equity ETF	0.26	0.46	0.23	3,498	214,814	2,769	2,006	1,988	81,904	118,703	109	1.10	5,157
SYV	SPDR MFS Systematic Value Equity ETF	0.30	0.65	0.28	641	27,852	668	2,963	3,799	93,817	206,932	76	2.50	346
RORO	SPDR SSgA Risk Aware ETF	0.20	0.58	0.22	75	2,842	39	526	534	18,288	19,176	16	0.00	3

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

The GLD prospectus is available by clicking here.

State Street Global Advisors

7

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 mo. trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Avg. Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 mo. trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 mo. trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 01/15/2016
Active — Fixed Income														
TOTL	SPDR DoubleLine Total Return Tactical ETF	0.02	0.05	0.02	573,343	28,180,747	460,193	11,793	12,885	338,905	630,205	526	0.10	48,778
SRLN	SPDR Blackstone / GSO Senior Loan ETF	0.06	0.13	0.06	135,690	6,587,167	172,783	3,516	6,131	153,377	284,908	177	0.10	65,989
ULST	SPDR SSgA Ultra Short Term Bond ETF	0.06	0.16	0.06	247,840	9,934,871	79,720	964	936	22,514	37,431	268	0.10	7,415

Source: ArcaVision. Data is as of the referenced date and is subject to change. **Past performance is not a guarantee of future results.**

ssga.com | spdrs.com

For investment professional use only. Not for use with the public.

State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +1 617 664 7727.

Important Risk Information

ETFs trade like stocks, fluctuate in market value and may trade at prices above or below the ETFs' net asset value. Brokerage commissions and ETF expenses will reduce returns.

Actively managed ETFs do not seek to replicate the performance of a specified index.

Because of their narrow focus, sector funds tend to be more volatile than funds that diversify across many sectors and companies.

Select Sector SPDR Funds bear a higher level of risk than more broadly diversified funds. All ETFs are subject to risk, including the possible loss of principal. Sector ETFs products are also subject to sector risk and non-diversification risk, which generally results in greater price fluctuations than the overall market.

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Passively managed ETFs invest by sampling the Index, holding a range of securities that, in the aggregate, approximates the full Index in terms of key risk factors and other characteristics. This may cause the fund to experience tracking errors relative to performance of the Index.

Commodities investing entails significant risk as commodity prices can be extremely volatile due to wide range of factors. A few such factors include overall market movements, real or perceived inflationary trends, commodity index volatility, international, economic and political changes, change in interest and currency exchange rates.

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The municipal market may be volatile and can be significantly affected by adverse tax, legislative or political changes and the financial condition of the issuers of municipal securities. Interest rate increases can cause the price of a debt security to decrease. While income from municipal bonds is generally not subject to federal income tax, a portion of the dividends paid by an ETF may be subject to federal, state, or local income tax or the federal alternative minimum tax.

While the shares of ETFs are tradable on secondary markets, they may not readily trade in all market conditions and may trade at significant discounts in periods of market stress.

Important Information Relating to SPDR Gold Trust ("GLD®"):

The SPDR Gold Trust ("GLD") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the SPDR Gold Trust will arrange to send you the prospectus if you request it by calling 866.320.4053.

GLD is not an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and is not subject to regulation under the Commodity Exchange Act of 1936 (the "CEA"). As a result, shareholders of the Trust do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

State Street Global Advisors

SPDR® ETF Trading Report

GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available here.

For more information: State Street Global Markets, LLC, One Lincoln Street, Boston, MA, 02111 T: +1 866 320 4053 spdrgoldshares.com

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Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, and all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc. is distributor for Select Sector SPDRs. ALPS Distributors,

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Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call +1 617 664 7727 or visit spdrs.com. Read it carefully.

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© 2016 State Street Corporation. All Rights Reserved.

State Street Global Advisors ID6207-IBG-18660 0316 Exp. Date 04/20/2016 SPD001077

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.